Exhibit 10.4

Execution Version

FIRST AMENDMENT TO

THE FIRST AMENDED AND RESTATED OMNIBUS AGREEMENT

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED OMNIBUS AGREEMENT (the “Amendment”) is made as of this 28th day of November, 2017 by and among CONSOL Energy Inc., a Delaware corporation (“CONSOL”), CNX Coal Resources GP LLC, a Delaware limited liability company (the “General Partner”), CNX Coal Resources LP, a Delaware limited partnership (the “Limited Partnership”), CONSOL Mining Corporation, a Delaware corporation (“CONSOL Mining”), and the other parties on the signature pages to this Amendment (the “Exhibit A Parties”) and together, with CONSOL, the General Partner, the Partnership and CONSOL Mining, the “Parties” and each a “Party”).

RECITALS:

WHEREAS, CONSOL, the General Partner, the Limited Partnership and the Exhibit A Parties (collectively, the “Original Parties”) are party to that certain First Amended and Restated Omnibus Agreement dated as of September 30, 2016 (the “Original Omnibus Agreement”);

WHEREAS, Section 6.3 of the Original Omnibus Agreement provides that the Original Omnibus Agreement may be immediately terminated upon a Partnership Change of Control by either CONSOL or the Partnership; provided that all indemnification obligations under Article II of the Original Omnibus Agreement will, to the fullest extent permitted by law, survive any termination of the Original Omnibus Agreement in accordance with their respective terms;

WHEREAS, although the Spin-Off (as defined below), when consummated, will result in a Partnership Change of Control, CONSOL, the Partnership and the other Original Parties (1) have agreed not to terminate the Original Omnibus Agreement in connection with the Spin-Off, and (2) desire to amend the Original Omnibus Agreement as more fully described herein;

WHEREAS, this Amendment is being entered into in connection with the Spin-Off, and shall become effective as of the effective date of the consummation of the Spin-Off (the “Spin-Off Date”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT

1.1    New Party to Omnibus Agreement. The Parties agree that CONSOL Mining be, and it hereby is, made a party to the Omnibus Agreement, and by its signature below CONSOL Mining agrees to be bound by the Omnibus Agreement, as amended hereby (the “Omnibus Agreement”). For the avoidance of doubt, all references to “Parties” and a “Party” in the Omnibus Agreement following the Spin-Off Date shall be deemed to include a reference to CONSOL Mining, as applicable, but will exclude any reference to CONSOL (other than with respect to Article II).

1.2    Assignment of Rights and Obligations. The Parties agree that CONSOL hereby assigns all of its rights and obligations under the Original Omnibus Agreement (except for all rights or obligations remaining with CONSOL under Article II of the Original Omnibus Agreement, as modified by Section 1.4 of this Amendment) to CONSOL Mining, and CONSOL Mining hereby accepts all such rights and assumes all such obligations under the Original Omnibus Agreement (except for all rights or obligations remaining with CONSOL under Article II of the Original Omnibus Agreement, as modified by Section 1.4 of this Amendment). Following the Spin-Off Date and except with respect to Article II of the Original Omnibus Agreement, as amended by Section 1.4 of this Amendment, CONSOL shall no longer be a party to the Omnibus Agreement and CONSOL shall no longer have any rights or obligations thereunder. Except for any references in Article II, which are solely addressed by Section 1.4 of this Amendment, the term “CONSOL Group” as it appears in the Original Omnibus Agreement shall be replaced wherever such term appears by the term “Parent Group” (as defined below) and the term “CONSOL Group Member” as it appears in the Original Omnibus Agreement shall be replaced wherever such term appears by the term “Parent Group Member” (as defined below).

1.3    New Definitions added to Appendix 1. The following defined terms be, and they hereby are, added to Appendix 1 of the Original Omnibus Agreement:

(a) “Parent” shall mean CONSOL Mining Corporation, a Delaware corporation.

(b) “Parent Group” shall mean the Parent and each of its Subsidiaries, (other than a Partnership Group Member).

(c) “Parent Group Member” shall mean a member of the Parent Group.

(d) “Spin-Off” shall mean that certain separation and distribution of CONSOL’s coal business from its gas business, as more fully described in that certain Registration Statement on Form 10 filed by Parent with the Securities and Exchange Commission on July 11, 2017, as amended from time to time.

1.4    Article II – Indemnification.

(a)	From and after the Spin-Off Date, (i) Sections 2.1(h)(iii) and 2.1(h)(v) are deleted in their entirety and the remainder of 2.1(h) is renumbered accordingly and (ii) Sections 2.2(b)(v) and 2.2(b)(viii) are hereby deleted in their entirety and the remainder of 2.2(b) is renumbered accordingly.

(b)	From and after the Spin-Off Date, CONSOL Mining will replace CONSOL to the extent that any indemnification right or obligation under Article II arises out of or is related to any facts, circumstances or events that occur on or after the Spin-Off Date.

(c)	CONSOL affirms that it shall continue to have all of the rights and obligations under Article II to the extent that any indemnification right or obligation under Article II arises out of or is related to any facts, circumstances or events that occur before the Spin-Off Date.

1.5    Article III – Services; Reimbursements. All references to “CONSOL” in Article III of the Original Omnibus Agreement be, and they hereby are, deleted and replaced with “Parent”.

1.6    Article IV – Right of First Offer. Article IV of the Original Omnibus Agreement will terminate in its entirety on the Spin-Off Date.

1.7    Article V – Tax Matters. All references to “CONSOL” in Article V of the Original Omnibus Agreement be, and they hereby are, deleted and replaced with “Parent”.

1.8    Section 6.3 – Termination. Section 6.3 of the Original Omnibus Agreement be, and it hereby is, deleted in its entirety and replaced with the following:

6.3 Termination of Agreement. This Agreement, other than the provisions set forth in Article II hereof, may be terminated (a) by the written agreement of all of the Parties (other than CONSOL) or (b) by the Parent or the Partnership immediately upon a Partnership Change of Control by written notice given to the other Parties to this Agreement; provided, however, that the Parties agree that the consummation of the transactions contemplated by the Spin-Off shall not give rise to any right to terminate this Agreement by CONSOL, the Parent or any other Party. For the avoidance of doubt, the Parties’ indemnification obligations under Article II shall, to the fullest extent permitted by law, survive the termination of this Agreement in accordance with their respective terms.

1.9    Section 6.4 – Notice. Section 6.4 of the Original Omnibus Agreement be, and it hereby is, amended to include the following after the notice information for any Partnership Group Member:

If to Parent:

CONSOL Mining Corporation

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Attention: General Counsel and Secretary

E-mail: marthawiegand@cnxlp.com

1.10.    Section 6.7(b) – Loan Documents. Section 6.7(b) of the Original Omnibus Agreement be, and it hereby is, deleted in its entirety and replaced with the following:

(b) Each of the Parties (i) acknowledges that the Partnership Group and the Parent Group (and in each case, as applicable, any Substitute Owner) has entered into or will enter into one or more credit agreements, security agreements, and other security instruments (collectively, the “Loan Documents”) with the administrative agent, collateral agent or other agent party thereto (the “Agent”)

for the benefit of certain lenders, (ii) consents in all respects to the collateral assignment under the Loan Documents of all of the Partnership Group’s and/or the Parent Group’s (or, in each case, as applicable, any Substitute Owner’s) right, title and interest in, to and under this Agreement, (iii) acknowledges the right of the Agent or its designee(s) or assignee(s), in the exercise of the Agent’s rights and remedies under the Loan Documents, to make all demands, give all notices, take all actions and exercise all rights of the Partnership Group and/or the Parent Group under this Agreement (the “Assigned Interests”) and (iv) acknowledges that the Agent, its initial or subsequent designee(s) or assignee(s) and any other purchaser of the Assigned Interests in or following a judicial or nonjudicial foreclosure, insolvency, bankruptcy or similar sale (each, a “Substitute Owner”) shall be substituted for and have all of the rights and obligations of the Partnership Group and/or the Parent Group, as applicable, for all purposes under this Agreement. In the case of any assignment pursuant to this Section 6.7(b), the non-assigning Parties acknowledge that the assignee shall be substituted for and have all of the rights and obligations of the assignor under this Agreement and shall continue to perform, and shall cause each of its Affiliates to continue to perform, its obligations under this Agreement in favor of such assignor.

ARTICLE II

MISCELLANEOUS

2.1    Definitions. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in the Omnibus Agreement.

2.2    Amendment Compliance. The Parties acknowledge that this Amendment complies with the requirements to amend the Omnibus Agreement, as stated in Section 6.6 of the Omnibus Agreement.

2.3    References. All references to the Omnibus Agreement in any document, instrument or agreement shall hereafter be deemed to refer to the Omnibus Agreement as amended hereby.

2.4    Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

2.5    Ratification. The Original Omnibus Agreement, as amended herein, is ratified and confirmed and, except as otherwise amended herein, all terms of the Original Omnibus Agreement as set forth in the Omnibus Agreement remain in full force and effect.

2.6    Miscellaneous. The Articles and Sections of the Omnibus Agreement referenced in Article I of this Amendment are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment, mutatis mutandis.

2.7    Governing Law. This Amendment shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Amendment to the laws of another state.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Spin-Off Date.

CONSOL ENERGY INC.		CNX COAL RESOURCES GP LLC

By:	/s/ Stephen W. Johnson	By:	/s/ James A. Brock
Name:	Stephen W. Johnson	Name:	James A. Brock
Title:	Executive Vice President and Chief Administrative Officer	Title:	Chief Executive Officer

CNX COAL RESOURCES LP		CNX OPERATING LLC

By:	CNX Coal Resources GP LLC, its general partner

By:	/s/ James A. Brock	By:	/s/ James A. Brock
Name:	James A. Brock	Name:	James A. Brock
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CNX THERMAL HOLDINGS LLC		CONRHEIN COAL COMPANY

By:	/s/ James A. Brock	By:	/s/ James A. Brock
Name:	James A. Brock	Name:	James A. Brock
Title:	Chief Executive Officer	Title:	Manager

CONSOL PENNSYLVANIA COAL COMPANY LLC		CNX GAS COMPANY LLC

By:	/s/ James A. Brock	By:	/s/ Stephen W. Johnson
Name:	James A. Brock	Name:	Stephen W. Johnson
Title:	President	Title:	Senior Vice President

CNX MARINE TERMINALS, LLC		CNX WATER ASSETS LLC

By:	/s/ Stephen W. Johnson	By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson	Name:	Stephen W. Johnson
Title:	President and Chairman	Title:	President

CONSOL ENERGY SALES COMPANY		CONSOL MINING CORPORATION

By:	/s/ James A. Brock	By:	/s/ James A. Brock
Name:	James A. Brock	Name:	James A. Brock
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer